EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 333-198682 and 33-22846 on Forms S-8 of Seacoast Banking Corporation of Florida of our report dated June 26, 2015, except for Note 10 as to which the date is October 15, 2015, appearing in this Annual Report on Form 11-K of Retirement Savings Plan for Employees of Seacoast National Bank for the year ended December 31, 2015.

/s/ Crowe Horwath LLP

South Bend, Indiana

July 13, 2016